EXHIBIT 21

Subsidiaries of Security National
Financial Corporation
as of September 30, 2015

SecurityNational Mortgage Company

Security National Life Insurance Company

Southern Security Life Insurance Company, Inc.

Trans-Western Life Insurance Company

Memorial Insurance Company of America

Dry Creek Property Development, Inc.

New York Land Holdings, Inc.

Security National Funding Company

C & J Financial, LLC

SNFC Subsidiary, LLC

American Funeral Financial, LLC

FFC Acquisition Co., LLC dba Funeral Funding Center

Mortician's Choice, LLC

Canadian Funeral Financial, LLC

Cottonwood Mortuary, Inc.

Deseret Memorial, Inc.

Holladay Cottonwood Memorial Foundation

Green Street Mortgage Services, Inc.

Select Appraisal Management, Inc.

Marketing Source Center, Inc. dba Security National Travel Services

Adobe Chapel Funeral Home, Inc.

California Memorial Estates, Inc.

Crystal Rose Funeral Home, Inc.

Greer-Wilson Funeral Home, Inc.

Holladay Memorial Park, Inc.

Memorial Estates, Inc.

Memorial Mortuary, Inc.

Paradise Chapel Funeral Home

Insuradyne Corporation

Security National Real Estate Services, Inc.